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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in this
Registration Statement (Form S-4, No. 333-      ) of URS Corporation for the
registration of $200,000,000 of its 11 1/2% Senior Notes due 2009 and to the incorporation by reference therein of our report dated September 13, 2002, with respect to the consolidated financial statements of EG&G Technical Services, Inc. and Subsidiary as of December 31, 2000 and December 28, 2001 and for the period from August 20, 1999 to December 31, 1999 and for each of the two years in the period ended December 28, 2001 included in URS Corporation's revised preliminary proxy statement on Form PRER-14A for the special stockholder meeting to be held on or about January 6, 2003, filed with the Securities and Exchange Commission on November 12, 2002.

                                          /s/ ERNST & YOUNG LLP

November 19, 2002
McLean, Virginia